UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2009

THE CENTER FOR WOUND HEALING, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51317	87-0618831
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

155 White Plains Road, Suite 200, Tarrytown, NY	10591
(Address of principal executive offices)	(Zip Code)

(914) 372-3150
(Registrant’s telephone number, including area code)

 N/A
(Former Address If Changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On June 4, 2009, David H. Meyrowitz resigned as a director of The Center for Wound Healing, Inc., a Nevada corporation (the “Company,” “we,” “us” or “our”). There were no disagreements between Mr. Meyrowitz and the other directors of the Company or the Company’s management.  At a meeting held on June 4, 2009, the Board of Directors of the Company unanimously adopted a resolution fixing the number of directors constituting the whole Board of Directors at seven.

The resignation of Mr. Meyrowitz implemented certain provisions of our Securities Purchase Agreement dated as of March 31, 2008 between Bison Capital Equity Partners II-A, L.P. and Bison Capital Equity Partners II-B, L.P.

Item 8.01    Other Events.

On June 3, 2009, the Company issued a press release announcing that its Annual Meeting of Stockholders, scheduled to be held on June 4, 2009 at 10:00 a.m. Eastern time at 1185 Avenue of the Americas, New York, New York, has been postponed indefinitely. Stockholders of the Company will be advised as and when the meeting is rescheduled.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release of The Center for Wound Healing, Inc. dated June 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CENTER FOR WOUND HEALING, INC.

Dated: June 10, 2009	By:	/s/ Andrew G. Barnett
Name: Andrew G. Barnett
Title: Chief Executive Officer